Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

Monthly Period ended            2/28/2006
Distribution Date               3/15/2006
All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                         ======================================================================
                                                            Total     Allocated to           Allocated to Investor Interest
1    Sources of funds                                                  Transferor       Total    Series 05-A       Series 05-B
                                                         ----------------------------------------------------------------------
     Principal Collections                                  998,942      451,482       547,460      273,658          273,802
     Finance Charge Collections                              80,189       36,242        43,947       21,968           21,979
                                                         ----------------------------------------------------------------------
     Total Funds Received                                 1,079,131      487,724       591,407      295,626          295,781
                                                         ======================================================================

                                                         ==========================================
2    Application of Principal Collections                    Total     eries 05-A    Series 05-B
     Investor Percentage of Principal Collections           547,460      273,658       273,802
     deduct:
     Utilised Retained Principal Collections
               allocable to Class C                               0            0             0
               allocable to Class B                               0            0             0
     Transferred to Series Collections Ledger                     0            0             0
     Shared Principal Collections                                 0            0             0
                                                         ------------------------------------------
     Cash Available for Acquisition                         547,460      273,658       273,802
                                                         ==========================================

                                                         ==========================================
3    Application of Finance Charge Collections              Total      Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections       43,947       21,968        21,979
     deduct:
     Trustee payment amount                                       1         0.40          0.40
     Issuer Costs & Loan Note Issuer Costs                       22           11            11
     Monthly Distribution Amounts                            10,457        5,212         5,245
     Servicing fee payable to RBS                             1,807          903           904
     Cash Management fee payable to RBS                           1         0.50          0.50
     Investor Default Amount                                 14,156        7,076         7,080
     Expenses loan principal and interest                        --           --            --

     Available Spread                                        17,503        8,765         8,739
                                                         ==========================================

4    Payments in respect of the Securities               ==========================================
     Series 05-A                                          Class A        Class B      Class C
                                                          USD 000s      USD 000s      USD 000s
     Balance at 15 February 2006                          2,175,000      175,000       150,000
     Principal repayments on 15 March 2006                       --           --            --
                                                         ------------------------------------------
     Balance carried forward on 15 March 2006             2,175,000      175,000       150,000
                                                         ------------------------------------------

     Interest due on 15 March 2006                            7,765          647           571
     Interest paid                                           (7,765)        (647)         (571)
                                                         ------------------------------------------
     Interest unpaid                                             --           --            --
                                                         ==========================================

                                                         ===========================================================================
     Series 05-B                                         Class A-1      Class A-2    Class A-3    Class B-3   Class C-1   Class C-3
                                                          USD 000s      EUR 000s     GBP 000s      GBP 000s    USD 000s    GBP 000s
     Balance at 15 February 2006                            435,000      450,000       700,000      101,000      42,000      63,000
     Principal repayments on 15 March 2006                       --           --            --           --          --          --
                                                         ---------------------------------------------------------------------------
     Balance carried forward on 15 March 2006               435,000      450,000       700,000      101,000      42,000      63,000
                                                         ---------------------------------------------------------------------------

     Interest due 15th March 2006                             4,939          884         8,179        1,222         514         794
     Interest paid                                           (4,939)        (884)       (8,179)      (1,222)       (514)       (794)
                                                         ---------------------------------------------------------------------------
     Interest unpaid                                             --           --            --           --          --          --
                                                         ===========================================================================

5    Transaction Accounts and Ledgers

                                                         ============================================
                                                            Total       Series 05-A     Series 05-B
     Reserve Account
     Required Reserve Amount                                     --           --            --
                                                         --------------------------------------------
     Balance at 15 February 2006                                 --           --            --
     Transfer in/out this period                                 --           --            --
     Interest earned                                             --           --            --
                                                         --------------------------------------------
     Balance carried forward on 15 March 2006                    --           --            --
                                                         ============================================

     Spread Account
     Required Spread Account Amount                              --           --            --
                                                         --------------------------------------------
     Balance at 15 February 2006                                 --           --            --
     Transfer in/out this period                                 --           --            --
     Interest earned                                             --           --            --
                                                         --------------------------------------------
     Balance carried forward on 15 March 2006                    --           --            --
                                                         ============================================

     Principal Funding Account
     Balance at 15 February 2006                                 --           --            --
     Transfer in/out this period                                 --           --            --
     Interest earned                                             --           --            --
                                                         --------------------------------------------
     Balance carried forward on 15 March 2006                    --           --            --
                                                         ============================================

                                                         ===========================================================================
6    Subordination Percentages                                           Series 05-A                         Series 05-B
                                                               Original             Current           Original          Current
                                                          (pound)000    %     (pound)000    %    (pound)000    %   (pound)000    %
     Class A Investor Interest                            1,257,225     87%    1,257,225    87%   1,257,568   87%   1,257,568    87%
     Class B Investor Interest                              101,156      7%      101,156     7%     101,000    7%     101,000     7%
     Class C Investor Interest                               86,705      6%       86,705     6%      87,277    6%      87,277     6%
                                                         ---------------------------------------------------------------------------
     Total Investor Interest                              1,445,087    100%    1,445,087   100%   1,445,845  100%   1,445,845   100%
                                                         ---------------------------------------------------------------------------

                                                         ===========================================================================

7    Assets of the Trust
                                                                ----------------
                                                                    (pound)000
     Total receivables at 28 February 2006                           5,212,805
                                                                ----------------
     Aggregate amount of receivables that, as at
     28 February 2006 were delinquent by:            30-59 days         68,971
                                                     60-89 days         50,426
                                                    90-179 days        120,812
                                               180 or more days        169,096
                                                                ----------------

8    Material Changes

     New Issuance during period                          NONE

     Material modifications to pool asset terms          NONE

     Material modifications to origination policies      NONE

     Material breaches of pool asset representations,
     warranties or covenants                             NONE

9    Trigger Information

     Series Pay Out Events                               NONE

     Trust Pay Out Events                                NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                   NONE

     Changes in Securities                               NONE

     Submission of Matters to a Vote of Security Holders NONE

     Other Information                                   NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of March, 2006


     ------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business